Articles of Incorporation

                                       of

                           Collectibles America, Inc.

                               A Nevada Corportion


     The undersigned natural person, being more than eighteen (18) years of age, do hereby establish a corporation under Nevada Revised Statute 70.010 et seq., and adopt the following Articles of Incorporation.

                                    ARTCLE I
                                      NAME


     The name of the corporation shall be "Collectibles America, Inc."

                                   ARTICLE II
                                REGISTERED OFFICE

     The registered agent shall be James S. Kent, 4180 South Pecos, Suite 180, Las Vegas, Nevada, 89121. The corporation may also maintain an office or offices at such other place or places, either within or without the State of Nevada as may be determined, from time to time, by the Board of Directors.

                                   ARTICLE III
                                     PURPOSE

     The purpose for which the corporation is organized is to own and manage sports collectibles items stores, including the


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purchase of such  stores  which may  already be in  existence,  purchase of such stores which may already be in existence, purchase and sale of inventory of sports items, the purchase and sale of sports collectibles, exclusive agreements with atheletes/celebrities, and any related business activity not forbidden by law or these Articles of Incorporation.

                                   ARTICLE IV
                                 SHARES OF STOCK

     Section 1. Authorized Shares. The aggregate number of shares which the corporation shall have the authority to issue shall consist of 25,000,000 shares of common stock with one-tenth of a cent ($0.001) par value. Said Incorporator as set forth in Article VI below shall be the owner of all of the shares of common stock.

                                    ARTICLE V
                                    DIRECTORS

     A. The business and affairs of the corporation shall be managed by the Board of Directors.

     B. There shall be no fewer than one (1) director, and there shall be no fewer directors than the number of shareholders.

     C. The names and addresses of the Directors constituting the first Board of Directors shall be:

        James S. Kent
        4180 S. Pecos, Suite 180
        Las Vegas, NV 89121

                                   ARTICLE VI
                                  INCORPORATORS


     The name and address of the incorporators signing the Articles of Incorporation shall be as follows:

        James S. Kent
        4180 S. Pecos, Suite 180
        Las Vegas, NV 89121

                                   ARTICLE VII
                       DIRECTORS' AND OFFICERS' LIABILITY

     No director of officer of the corporation shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer. However, this article does not eliminate or limit the liability of the director or officer for:

     (a) Acts or omissions which involve intentional misconduct, fraud, or knowing violation of law; or

     (b) The payment of dividends in violation of NRS 78.300.

     IN WITNESS WHEREOF, the undersigned have hereunto executed these Articles of Incorporation on this 25th day of October, 1995.

/s/ James S. Kent
-----------------
JAMES S. KENT
Incorporator


                                 ACKNOWLEDGMENT

STATE OF NEVADA                     )
                                    )   ss:
COUNTY OF CLARK                     )

     On this 25th day of October, 1995, before me the undersigned Notary Public in and for said County and State, personally appeared JAMES S. KENT, known to me to be the person described in and who executed the foregoing Articles of Incorporation, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     WITNESS my hand and official seal.

/s/ Kathy Gentry
-----------------
NOTARY PUBLI

                            CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                           COLLECTIBLES AMERICA, INC.

     Pursuant to the applicable provisions of the Nevada Business Corporations Act, Collectibles America, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The present name of the Corporation is Collectibles America, Inc..

     SECOND: The following amendments to its Articles of Incorporation were adopted by the board of directors and by majority consent of shareholders of the Corporation in the manner prescribed by applicable law.

     (1) The Article entitled ARTICLE I - NAME, is amended to read as follows:

                                ARTICLE I - NAME

     The name of the corporation shall be: BeFirst.com

     (2) The Article entitled ARTICLE IV - STOCK, is amended to read as follows:

                               ARTICLE IV - STOCK

     Common. The aggregate number of common shares which this Corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value of $.001 per share. All common stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid common stock of this Corporation shall not be liable to any further call or assessment.

     Preferred. The Corporation shall be authorized to issue 500,000 shares of Preferred Stock having a par value of $.001 per share and with such rights, preferences and designations determined by the board of directors.

     THIRD: The Corporation has effectuated, effective with the commencement of business on June 18, 1999, a 2 for 1 reverse stock split as to its shares of common stock outstanding as of the opening of business on June 17, 1999, which decreases the outstanding shares as of that date from 5,000,000 shares to 2,500,000 shares. The reverse split shall not change the number of shares of Common Stock authorized for issuance by the Corporation.

     FOURTH: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 13,600,000.

     FIFTH: The number of shares voted for such amendments was 13,440,000 (98%) and no shares were voted against such amendment.

     DATED this 17th day of June, 1999.

                                         COLLECTIBLES AMERICA, INC.


                                         By:  /s/ Mick Jardine
                                              ---------------------------------
                                              Mick Jardine, President/Secretary


                                  VERIFICATION

STATE OF UTAH                  )
                               : ss.
COUNTY OF SALT LAKE            )

     The undersigned being first duly sworn, deposes and states: that the undersigned is the President of Collectibles America, Inc., that the undersigned has read the Certificate of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the board of directors and stockholders of the Corporation.


                                                     /s/ Mick Jardine
                                                     ---------------------------
                                                     Mick Jardine

STATE OF UTAH                  )
                               : ss.
COUNTY OF SALT LAKE            )

     Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Collectibles America, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as his own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.

     IN WITNESS WHEREOF, I have set my hand and seal this 17th day of June, 1999.

                                                     /s/ Thomas G. Kimble
                                                     ---------------------------
                                                     NOTARY PUBLIC

Notary Seal

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                   BeFirst.com

     Pursuant to the applicable provisions of the Nevada Business Corporations Act, BeFirst.com (the "Corporation") adopts the following Certificate of Amendment to Articles of Incorporation:

     FIRST: The name of the Corporation is BeFirst.com.

     SECOND: The following amendment to the Articles of Incorporation was adopted by the Board of Directors and by the majority consent of Stockholders of the Corporation in lieu of a meeting:

                                "ARTICLE I - NAME

          The name of the corporation shall be FindWhat.com."


DATED: September 1, 1999

                                             BeFirst.com


                                             By: /s/ Craig Pisaris-Henderson
                                                 ------------------------------
                                                 Name:  Craig Pisaris-Henderson
                                                 Title: President & Secretary

STATE OF FLORIDA    )
                    :
COUNTY OF LEE       )

     This instrument was acknowledged before me on September 1, 1999, by Craig Pisaris-Henderson, as President, as designated to sign this certificate of BeFirst.com.


                                                             /s/ Sandra E. Noble
                                                             -------------------
                                                             NOTARY PUBLIC